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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. of our report dated August 1, 2000 relating to the financial statements and financial statement schedule which appears in Sensormatic Electronics Corporation's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Miami, Florida
August 23, 2001